Exhibit 23

MOSS ADAMS llp

CERTIFIED PUBLIC ACCOUNTANTS	BUSINESS CONSULTANTS
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (registration statement number 333-121085) filed on December 8, 2004, of Home Federal Bancorp, Inc. of our report dated June 27, 2008, relating to the financial statements of Home Federal Bank’s 401(k) Plan, which appear in this Annual Report (Form 11-K) as of and for the year ended December 31, 2007.

Spokane, Washington
June 27, 2008